UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 26, 2010

DELTRON, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-130197	86-1147933
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

1377 Markon Drive

Garden Grove, 92841
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (714) 891-1795

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

EXPLANATORY NOTE

This Amendment No. 1 to our Current Report on Form 8K filed May 28, 2010, with the Securities and Exchange Commission (the “Initial Filing”), reporting the acquisition of the assets of Blu Vu Deep Oil & Gas Exploration, Inc, a Nevada corporation (“Blu Vu”), is being filed to file interim financial statements for Blu Vu for the quarter ended March 31, 2010.  Deltron Inc. (“Deltron”) is including an updated financial discussion under the Management’s Discussion and Analysis and Plan of Operation section to reflect the current information.  Additionally, the Company is including information regarding the agreement to transfer the Blu Vu technology. The information previously reported in the Initial Filing is hereby incorporated by reference into this Form 8-K/A. The acquisition of Blu Vu is being treated as a reverse recapitalization, with Blu Vu’s wholly owned subsidiary Elasco becoming the accounting acquiror for financial reporting purposes.

Item 1.01 Entry into a Material Definitive Agreement

On May 28, 2010, Deltron filed a report of Form 8-K in which it discussed the development of rebreather technology and its use in the commercial and recreational markets by Blu Vu, and the fact that Deltron had acquired such technology. At the time of said report, neither Blu Vu nor Deltron owned the technology described therein.  On August 4, 2010, Deltron entered into an agreement with Radikal, AS (“Radikal”), the owner of intellectual property involving rebreather technology, to purchase its intellectual property involving said technology (the “Radikal Agreement”).  The Radikal Agreement requires Deltron to pay a per unit fee for at least 500 units per year for 2 years, after which the obligation to Radikal will be fulfilled.

Pursuant to the terms of the Radikal Agreement, Radikal will transfer all U.S. and international patent rights to Deltron.  Deltron expects that the transfer of those rights will be completed in the next 90 days.  If the per unit fee payments are not made when due, Radikal has the right to the return of the intellectual property transferred.

Item 5.03 Change in Fiscal Year

On August 13, 2010, the Company adopted the fiscal year end of the former shell company of September 30 for financial reporting purposes on Form 10-K.

Item 9.01 Financial Statements and Exhibits

Included herewith are the unaudited condensed consolidated interim financial statements of Blu Vu for the period ending March 31, 2010.

Blu Vu Deep Oil & Gas Exploration, Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
		(Audited)

Assets
Current Assets:
Cash	$ 55,338	$ 29,986
Accounts receivable, net of allowance of doubtful accounts of $7,821
and $7,821 at March 31, 2010 and December 31, 2009, respectively	329,244	250,993
Inventory	291,713	320,786
Loan receivable	41,000	41,000
Prepaid expenses	9,126	4,632
Total Current Assets	726,421	647,397

Property and equipment, net	47,341	49,841

Total Assets	$ 773,762	$ 697,238

Liabilities and Stockholders' (Deficit) Equity
Current liabilities
Line of credit	$ 125,000	$ 125,000
Accounts payable	256,880	228,122
Accrued expenses	87,415	52,196
Accrued interest - related party	36,344	-
Convertible notes - related parties	39,500	-
Current portion of long term debt - related party	268,477	151,077
Total Current Liabilities	813,616	556,395

Notes payable - related party, net of current portion	826,631	887,184

Stockholders' (Deficit) Equity
Common stock, $0.0001 par value; 100,000,000 shares
authorized, 49,845,698 and 49,845,698 shares issued and outstanding
at March 31, 2010 and December 31, 2009, respectively	499	499
Additional paid-in capital	2,010,661	1,971,161
Accumulated deficit	(2,877,645)	(2,718,001)
Total Stockholders' (Deficit) Equity	(866,485)	(746,341)

Total liabilities and stockholders' (deficit) equity	$ 773,762	$ 697,238

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

.

Blu Vu Deep Oil & Gas Exploration, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three Months ended
	March 31,
	2010	2009

Sales	$ 603,503	$ 373,149

Cost of sales	559,311	390,523

Gross profit	44,192	(17,374)

Selling, general and administrative expenses	150,257	280,504

Operating income (loss)	(106,065)	(297,878)

Other income (expense)
Interest expense	(53,579)	(16,065)
Gain on owners debt	-	256,750

Net loss	$ (159,644)	$ (57,193)

Per share information

Net loss per common share
Basic	$ (0.003)	$ (0.008)
Diluted	$ (0.003)	$ (0.008)

Weighted average number of common
stock outstanding - basic	49,845,698	6,732,750

Weighted average number of common
stock outstanding - diluted	49,845,698	6,732,750

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Blu Vu Deep Oil & Gas Exploration, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the three Months ended
	March 31,
	2010	2009

Cash Flows from Operating Activities:
Net Income (loss)	$ (159,644)	$ (57,193)

Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation	2,500	1,000
Beneficial conversion feature	39,500	-
Gain on extinguishment of debt	-	(256,750)
Allowance for bad debts	-	-
(Increase) Decrease in accounts receivable	(78,251)	155,727
Decrease in inventory	29,073	78,658
(Increase) in prepaid expenses	(4,494)	-
Increase (decrease) in accounts payable	85,605	20,453
Increase (decrease) in accrued interest – related parties	36,344	-
Increase (decrease) in accrued expenses	35,219	(459)

Net Cash Used in Operating Activities	(14,148)	(58,564)

Cash Flows From Investing Activities	-	-

Cash Flows from Financing Activities
Proceeds from sale of common stock	-	168,519
Borrowing (payments) on line of credit	-	(110,000)
Borrowing on related party notes	39,500	-
Borrowing (payments) on shareholder loans	-	(14,000)

Net Cash Provided by Financing Activities	39,500	44,519

Net Increase (decrease) in Cash	25,352	(14,045)

Cash and Cash Equivalents - Beginning of Period	29,986	59,597

Cash and Cash Equivalents - End of Period	$ 55,338	$ 45,552

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest expense	$ 2,032	$ 16,065
Cash paid for income taxes	$ -	$ -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
ACTIVITIES:
Issuance of note payable to stockholder for investment	$ -	$ 541,021

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Blu Vu Deep Oil & Gas Exploration, Inc.
CONSOLIDATED STATEMENT OF STOCKHOLDER'S (DEFICIT) EQUITY

			Additional
	Common Stock		paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Totals

Balance - December 31, 2007	4,100,000	$ 41	1,925,597	$ (1,861,981)	$ 63,657

Common stock issued	1,690,750	17	(17)	-	-

Net loss	-	-	-	(356,157)	(356,157)

Balance - December 31, 2008	5,790,750	58	1,925,580	(2,218,138)	(292,500)

Recapitalization in reverse acquisition			(624,200)		(624,200)

Issuance of stock for cash	44,054,948	441	669,781		670,222

Net loss	-	-	-	(499,863)	(499,863)
Balance - December 31, 2009	49,845,698	499	1,971,161	(2,718,001)	(746,341)

Common stock issued	-	-	-	-	-

Beneficial conversion feature
-- convertible notes – related parties	-	-	39,500	-	39,500

Net loss	-	-	-	(159,644)	(159,644)

Balance - March 31, 2010, unaudited	49,845,698	$ 499	$ 2,010,661	$ (2,877,645)	$ (866,485)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Blu Vu Deep Oil & Gas Exploration, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2010

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Business Description

Blu Vu Deep Oil & Gas Exploration, Inc. was incorporated in 2008 under the law of Nevada. Blu Vu is a technology company engaged in potential manufacture and mass-marketing proprietary breathing equipment developed specifically for the oil and gas, mining and safety industries, military and recreational divers.  The technology is still under development. Production and manufacturing of the equipment (primarily Closed-Circuit Rebreathers “CCRs” and components used for all types of rebreathers) will be produced by Blu Vu’s fully-owned subsidiaries, while Blu Vu provides financial, operational and technical expertise.

On March 24, 2009, the Company acquired all of the outstanding stock of a privately held corporation, Elasco, Inc. for a promissory note payable of $540,000.  Elasco was incorporated on October 25, 1979 in the state of California.  Its principal business is manufacturing and sales of open cast molded polyurethane elastomer products such as skateboard, roller skate, and industrial wheels.

On August 4, 2010, Deltron entered into an agreement with Radikal, AS (“Radikal”), the owner of intellectual property involving rebreather technology, to purchase its intellectual property involving said technology (the “Radikal Agreement”).  The Radikal Agreement requires Deltron to pay a per unit fee for at least 500 units per year for 2 years, after which the obligation to Radikal will be fulfilled.

Pursuant to the terms of the Radikal Agreement, Radikal will transfer all U.S. and international patent rights to Deltron.  Deltron expects that the transfer of those rights will be completed in the next 90 days.  If the per unit fee payments are not made when due, Radikal has the right to the return of the intellectual property transferred.

The acquisition of Elasco by Blu Vu has been accounted for as a reverse recapitalization.  The reverse recapitalization is the acquisition of a private operating company into a non-operating shell corporation with nominal net assets and is treated as a capital transaction, rather than a business combination.  As a result no goodwill is recorded.  In this situation Blu Vu is the legal acquirer because it acquired all of the equity interest of Elasco and Elasco is the legal acquiree because its equity interests were acquired.  However, Elasco is the acquirer and Blu Vu is the acquiree for accounting purposes.  The pre-acquisition financial statements of Elasco are treated as the historical financial statements of the consolidated companies.

Principles of Consolidations

The accompanying unaudited condensed consolidated financial statements are presented in accordance with U.S generally accepted accounting principles. The unaudited consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries after elimination of all significant intercompany transactions and balances.

Interim Periods

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States of America for annual financial statements.  In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.  Operating results for the three months ended March 31, 2010 are not necessarily indicative of results for any future period.  These statements should be read in conjunction with the consolidated financial statements and notes for the year ended December 31, 2009 thereto included in the Company’s Form 8-K filed on May 28, 2010.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all short term debt securities purchases with a maturity of three months or less to be cash equivalents.

Inventory

Inventory consists of raw material, work in progress, and finished goods.  It is stated at the lower of cost or market on a first in, first out (FIFO) basis.

Property and Equipment and Depreciation Policy

Property and equipment are recorded at cost, less accumulated depreciation.  Cost of repairs and maintenance are expensed as they are incurred. Major repairs that extend the useful life of equipment are capitalized and depreciated over the remaining estimated useful life. When property and equipment are sold or otherwise disposed, the related cost and accumulated depreciation are removed from the respective accounts and the gains or losses realized on the disposition are reflected in operations. The Company uses the straight - line method in computing depreciation for financial reporting purposes.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.  Deferred taxes are provided in the financial statements under ASC 740-20 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

The Company follows the provisions of uncertain tax positions as addressed in ASC 740-10-65-1.  The Company recognized approximately no increase in the liability for unrecognized tax benefits.  The Company has no tax position as of March 31, 2010 for which the ultimate deductibility is highly certain but for which there is uncertainty about such timing of such deductibility.  The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.  No such interest or penalties were recognized during the periods presented.  The Company had no accruals for interest and penalties at March 31, 2010.  The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its continued losses.

Revenue Recognition

The Company recognizes revenues through its consolidated fully owned subsidiary. Revenues are recognized from product sales upon delivery, at which time title passes to the customer provided that there are no uncertainties regarding customer acceptance, persuasive evidence of an arrangement exists, the sales price is fixed and determinable and collectability is deemed probable.

Use of Estimates

The Company’s unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the Company’s consolidated financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

Advertising Costs

Advertising costs are expensed when incurred.

Fair Value of Financial Instruments

The accounting standards regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company. The Company considers the carrying amount of cash, prepaid expenses, accounts payable and accrued liabilities, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

The Company has also adopted ASC 820-10 (formerly SFAS 157, “Fair Value Measurements”) which  defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follow:

·	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

·

Level 2   inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

·	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

During the quarter ended March 31, 2010, the Company issued convertible notes totaling $39,500. As of March 31, 2010, the carrying value of these convertible notes was $39,500. The Company used level 3 inputs for its valuation methodology and the fair value was determined to be approximately $39,100 using cash flows discounted at relevant market interest rates in effect at the period close since there is no observable market price.

As of March 31, 2010 the Company did not identify any other assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with ASC 820-10.

Basic and Diluted Per Common Share

The Company has adopted ASC 260-10, “Earnings per Share,” (EPS) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying unaudited condensed consolidated financial statements, basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and dilutive common equivalent shares outstanding during the period. For the three months ended March 31, 2010, the Company has excluded all common equivalent shares from the calculation of diluted net loss per share as such securities are anti-dilutive. For the three months ended March 31, 2009, the Company did not have common equivalent shares.

Significant Recent Accounting Pronouncements

In May 2009, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Codification Topic No. 855, Subsequent Events. This guidance establishes general standards of accounting for and, disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It sets forth (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The guidance is effective for interim or annual financial periods ending after June 15, 2009 and was adopted with no material effect on the Company's statement of financial condition or results of operations.

In June 2009, the FASB issued Accounting Standards Codification Topic No. 105-10, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles ("ASC 105-10"). This guidance establishes the FASB Accounting Standards Codification (the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates ("ASUs"). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the basis for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.  ASC 105-10 is effective for the financial statements issued for interim and annual periods ending after September 15, 2009.  The adoption will have no material impact on the Company’s financial statements but will require that interim and annual filings include references to the Codification.

In October 2009, the FASB issued Accounting Standards Codification Topic No. 605, Multiple-Deliverable Revenue Arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable and expands the disclosures required for multiple-deliverable revenue arrangements. This guidance is effective for revenue arrangements that are entered into or are materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The adoption will have no material impact on the Company’s financial statements.

In February 2010, the FASB issued Accounting Standards Update No. 2010-09 (“ASU 2010-09”) as amendments to certain recognition and disclosure requirements. The amendments remove the requirement for an SEC filer to disclose a date in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. Those amendments remove potential conflicts with the SEC’s literature. All of the amendments in ASU 2010-09 were effective upon issuance for interim and annual periods. The adoption of ASU 2010-09 did not have a material impact on the Company’s unaudited consolidated financial statements

NOTE 2 – GOING CONCERN

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of March 31, 2010, the Company had a net deficit in retained earnings of $2,877,645 and a net loss of $159,644 for the quarter then ended. These matters create substantial doubt about the Company’s ability to continue as a going concern. For the quarter ended March 31, 2010, the Company was able to pay its obligations to vendors from funds raised from shareholders. The Company intends on financing its future development activities from the same sources, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 3 – INVENTORY

Inventory consisted of the following at March 31, 2010 and December 31, 2009.

2010

2009

Raw material

$209,929

$219,372

Work in process

24,935

101,996

Finished goods

     65,849

    8,418

300,713

329,786

Less allowance for obsolete inventory

    (9,000)

   (9,000)

$291,713

$320,786

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at March 31, 2010 and December 31, 2009.

2010

2009

Machinery & equipment

$237,377

$237,377

Tooling

139,138

139,138

Computer equipment

94,383

94,383

Leasehold improvements

38,720

38,720

Furniture, fixtures and office equipment

   17,033

   17,033

526,651

526,651

Less accumulated depreciation

 479,310

  476,810

$  47,341

$  49,841

NOTE 5 – LINE OF CREDIT

The Company has entered into a line of credit agreement with a bank.  The maximum borrowing is $125,000.  Interest is calculated at prime plus 1.5% (with an interest rate floor of 6.5%) and is paid monthly.  The agreement expires June 1, 2010 at which time the entire principal balance is due.  The line of credit is personally guaranteed by the Trust of the former owner of Elasco, who was the President of the Company at March 31, 2010.  The outstanding balance at March 31, 2010 and December 31, 2009 is $125,000 at 6.5%.

NOTE 6 – NOTES PAYABLE – RELATED PARTY

Concurrent with the sale of Elasco the previous owner agreed to exchange his outstanding demand note, with an outstanding balance of $856,750, for a 10 year note at 5% for $600,000.  The difference of $256,750 was recorded as a gain in other income.  Total interest paid or accrued for the shareholder for the three months ending March 31, 2010 was $7,347 and the balance of the note as of March 31, 2010 was $587,684. Payments have not been made on this note since July 2009.  There is approximately $22,000 of accrued interest at March 31, 2010.

The same party received a promissory note for the stock of Elasco for $540,000.  The note is due in monthly payments of $10,000 and bears interest at 4.23%.  The note is secured by the stock of Elasco.  Total interest paid or accrued for the shareholder for the three months ending March 31, 2010 was $5,367 and the balance of the note as of March 31, 2010 was $507,425.  Payments have not been made on this note since August 2009.  There is approximately $14,000 of accrued interest at March 31, 2010.

The Company has two notes payable to shareholders for $20,000 and $19,500.  These notes are due July 12, 2010 and August 17, 2010, respectively and bear interest at 5.0%.  Both notes have been assumed by Deltron, Inc. under the May 26, 2010 asset purchase agreement and are convertible into shares of Deltron’s common stock at a conversion discount of 70% of the stocks bid price.  The effect of the beneficial conversion feature has been recorded as interest expense of $39,500 in the quarter ended March 31, 2010.

Current maturities of the notes payable for each of the five years ending December 31 are as follows:  2010 $255,989; 2011 $ 158,375; 2012 $165,620; 2013 $173,201; 2014  $89,924, thereafter $291,499.           .

NOTE  7 – CONCENTRATION OF CREDIT RISK

A material part of the Company’s account receivables is outstanding with five customers.  The amount owed by these customers at March 31, 2010, was $292,459, approximately 89% of the

Company’s receivables.  Sales to the top five customers represented 83% of total sales for the period ended March 31, 2010. The amount owed by these customers at December 31, 2009, was $172,433, approximately 69% of the Company’s receivables.  Sales to these five customers represented 74% of total sales for the year ended December 31, 2009.

NOTE 8 – COMMITMENTS – RELATED PARTIES

The Company leases a manufacturing and office facility from a related partnership as an operating lease which expires in 2015.  This lease currently requires monthly payments of $5,533 plus related insurance and maintenance.  Rental expense under this lease for the three months ended March 31, 2010 was $16,599 all of which was paid to a related party.

Future rental payments required under this operating lease are as follows:

Year Ended

              December 31,

      2010

$ 66,396

                  2011

   66,396

      2012

                                                               66,396

      2013                                                                         66,396

                  2014

               66,396

      2015

   66,396

The Company has an employment agreement with Jeff Bozanic to develop its re-breather technology.  The agreement is for three years starting January 1, 2010 at a cost of $10,000 per month.

NOTE 9 – STOCK HOLDER EQUITY

In October 2008, the Company initially authorized 100,000,000 shares at a $0.0001 par value. By December 31, 2009 the Company issued 49,845,698 common shares.  The Company raised capital through a Regulation S offering.  During the first quarter of 2010 no additional shares were issued.

NOTE 10 – INCOME TAXES

The Company recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The Company incurred no income taxes for the period ended December 31, 2009 except for $800 for state franchise taxes. At December 31, 2009 the Company had a federal and California NOL carryforward of approximately $425,000 available to offset income in future years. For the three months ended March 31, 2010 the Company had incurred a loss and had no tax liability at March 31, 2010. No income tax benefit was recognized as of December 31, 2009 and March 31, 2010 as a result of the valuation allowance applied to deferred tax assets based on uncertainty the Company would realize the income tax benefit.

NOTE 11 – SUBSEQUENT EVENT

On May 26, 2010, Blu Vu sold all of its assets and liabilities to Deltron, Inc. including the stock of its wholly-owned subsidiary Elasco, Inc. for 123,978,980 shares of Deltron’s common stock.  The transaction is being accounted for as a reverse recapitalization.  Deltron, Inc. had been considered a shell company in the development stage up until the closing of the reverse recapitalization.

Prior to the business combination between Blu Vu and Deltron, Blu Vu was in negotiations with Radikal, AS (“Radikal”), the owner of intellectual property involving rebreather technology, to purchase its intellectual property involving said technology.  At that time, Blu Vu did not own any rebreather technology.  No agreement was reached betweeen Blu Vu and Radikal prior to the business combination with Deltron.   On August 4, 2010,  Deltron entered into an agreement with Radikal to purchase its intellectual property involving said technology (the “Radikal Agreement”).  The Radikal Agreement requires Deltron to pay a per unit fee for at least 500 units per year for 2 years, after which the obligation to Radikal will be fulfilled.

Pursuant to the terms of the Radikal Agreement, Radikal will transfer all U.S. and international patent rights to Deltron.  Deltron expects that the transfer of those rights will be completed in the next 90 days.  If the per unit fee payments are not made when due, Radikal has the right to the return of the intellectual property transferred.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. The discussion reflects the financial condition and results of operations of Blu Vu as of and for the years ended December 31, 2009 and 2008, and the quarters ended Mach 31, 2010 and 2009.  This discussion contains forward-looking statements.  Please see “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

The following discussion and analysis of the Company’s financial condition and results of operations are based on the preparation of our financial statements in accordance with U.S. generally accepted accounting principles.  You should read the discussion and analysis together with such financial statements and the related notes thereto.

Results of Operations

We generated revenues from sales of our products in the amount of $603,503 and $373,149 for the quarters ended March 31, 2010 and 2009, respectively, and incurred $150,257 and $280,504 in selling, general and administrative expenses for the quarters ended March 31, 2010 and 2009, respectively.

Revenues increased due to new efforts by the Company to increase revenue in 2010 compared to 2009 by the introduction of new products and an improvement in the overall national economy.

We incurred cost of goods sold of $390,523 and $559,311 for the quarters ended March 31, 2009 and 2010, respectively.  The increase corresponded to the increase in revenue of $230,354, but at a smaller percentage increase than revenues due to operating efficiencies realized in 2010.

Expenses decreased due to a decrease in salaries and consulting fees..

We generated revenues from sales of our products in the amount of $2,022,689 and 3,048,659 for the years ended December 31, 2009 and 2008, respectively, and incurred $984,969 and $603,265 in selling, general and administrative expenses for the years ended December 31, 2009 and 2008, respectively.

The following table provides selected financial data about our company for the years ended December 31, 2009 and 2008, and the quarter ended March 31, 2010.

Balance Sheet Data	March 31, 2010	December 31, 2009	December 31, 2008
Cash and cash equivalents	$55,338	$29,986	$59,597
Total assets	$773,762	$697,238	$783,277
Total liabilities	$1,640,247	$1,443,579	$1,075,776
Shareholders’ equity (deficit)	$(866,485)	$(746,341)	$(292,499)

In August 2009, Blu Vu loaned an unrelated entity $41,000.  The loan from Blu Vu was due on demand.   The obligation has been assigned to Deltron after the business combination with Blu Vu, and is evidenced by a note which accrues interest from August 1, 2010 until paid.  The note is  expected to be repaid to Deltron in the third quarter of 2010.

Net cash provided by financing activities for the quarter ended March 31, 2010 was $39,500, compared to $44,519 for 2009.  For the years ended December 31, 2009 and 2008, net cash provided by financing activities were $230,033 and $41,250, respectively.

Financing activities decreased due to Blu Vu stock being sold in 2009 and where no shares were issued in 2010.

Liquidity and Capital Resources

Our cash and cash equivalents balance as of March 31, 2010 and December 31, 2009 were $55,338 and $29,986, respectively.  We have a working (deficit)/capital of ($87,195) and $91,002 as of March 31, 2010 and December 31, 2009, respectively. .

Loans to the Company

On March 17, 2010, we received $10,000, in an unsecured convertible promissory note bearing interest of 5% from a stockholder.  The note is due on September 1, 2010, and is automatically convertible on September 17, 2010, in lieu of payment of the indebtedness, for a number of shares of our common stock equal to the indebtedness at the amount of 30% of the bid price on an average of the closing of the previous three days of trading.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Henry Larrucia

Henry Larrucea, President